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                                                                   Exhibit 10.21

                              ANALOG DEVICES, INC.

              Senior Management Change in Control Severance Policy
              ----------------------------------------------------

                          (Effective December 13, 1988)

               (As Amended on June 13, 1989 and December 9, 1993)

1.       Purpose
         -------

         The purpose of this Senior Management Change in Control Severance Policy is to diminish the distraction of covered employees (as defined below) in the event of a threatened or pending Change in Control (as defined below) and to provide financial assistance to any covered employee whose employment with Analog Devices, Inc. or any of its subsidiaries is terminated under certain circumstances following such a Change in Control. For purposes of this Policy, a covered employee shall be any employee of the Company with a labor grade of 15 or above (as of the time of termination) who is not covered under any severance pay agreement (other than a stock option or restricted stock agreement) that provides special cash benefits following such a Change in Control. Unless the context otherwise requires, the "Company" means Analog Devices, Inc. and its subsidiaries (other than portfolio companies of AD Enterprises).

2.       Eligibility for Severance Benefits
         ----------------------------------

         (a) A covered employee shall qualify for severance benefits under this Policy if following a Change in Control (as defined below) the employee is terminated from employment by the Company other than for Cause or Disability (as such terms are defined below) or by the employee for Good Reason (as defined below).

         (b) For purposes of this Policy, termination by the Company of employment for Cause shall mean termination (a) upon the willful and continuing failure by the employee to substantially perform his or her duties with the Company, provided that a written demand for substantial performance has been delivered to the employee by the Company specifically identifying the manner in which the Company believes that such employee has not substantially performed his or her duties and such employee shall not have cured such failure within 30 days after such demand or (b) by reason of the employee's willful engagement in conduct which is demonstrably and materially injurious to the Company. For purposes of this Policy, no act or failure to act on the part of an employee shall be deemed "willful" unless done or admitted to be done by the employee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

         (c) For purposes of this Policy, Disability shall mean that as a result of incapacity due to physical or mental illness, the employee shall have been absent from the full-time performance of his or her duties with the Company for six consecutive months and, within 30 days after written notice of termination is given to the employee, the employee shall not have returned to the full-time performance of his or her duties.
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         (d) For purposes of this Policy, Good Reason shall mean, without the employee's written consent, the occurrence after a Change in Control of the Company of any of the following circumstances:

             (A) any significant diminution in the employee's position, duties, responsibilities, power, title or office as in effect immediately prior to a Change in Control;

             (B) any reduction in the employee's annual base salary as in effect on January 1, 1989 or as the same may be increased from time to time;

             (C) the failure of the Company to continue in effect any material compensation or benefit plan in which the employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue his or her participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his or her participation relative to other participants, as existed at the time of the Change in Control;

             (D) the failure by the Company to continue to provide the employee with benefits substantially similar to those enjoyed by him or her under any of the Company's life insurance, medical, health and accident, or disability plans in which he or she was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide him or her with the number of paid vacation days to which he or she is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

             (E) any requirement by the Company or of any person in control of the Company that the location at which the employee performs his or her principal duties for the Company be changed to a new location outside a radius of 50 miles from his or her principal residence at the time of the Change in Control.

3.       Change in Control

         For purposes of this Policy, a Change in Control shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at


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least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets."

4.       Computation of Severance Benefit
         --------------------------------

         If a covered employee's employment by the Company shall be terminated by the Company other than for Cause or Disability during the 18-month period following a Change in Control or a covered employee terminates employment with the Company for Good Reason during the 18-month period following a Change in Control, then such employee shall be entitled to receive, promptly upon the termination of his or her employment, a lump-sum severance payment equal to the base salary otherwise payable to such employee for the following number of weeks'employment with the Company, plus an amount equal to the aggregate cash bonuses paid or awarded by the Company to such employee in respect of the four fiscal quarters preceding such termination of employment:

Period of Employment                 Number of Weeks
Prior to Termination                 of Base Salary

Less than 10 years                   52 weeks

10 years or more                     62 weeks, plus 4 weeks for each full year
                                     of employment over 10 years, up to a
                                     maximum of 104 weeks in the aggregate


         Subject to the provisions of Section 6(b), this Policy establishes in each covered employee, following a Change in Control, a contractual right to the benefits to which he or she is entitled under this Policy, and such rights shall be enforceable by each covered employee against the Company following a Change in Control.

5.       Certain Reduction of Payments by the Company
         --------------------------------------------

         (a) Anything in this Policy to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the


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employee (whether paid or payable or distributed or distributable pursuant to the terms of this Policy or otherwise) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of such employee pursuant to this Policy (such payments or distributions pursuant to this Policy are hereinafter referred to as "Policy Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Policy Payments without causing any Payment to be nondeductible by the Company because of
Section 280G of the Code. For purposes of this Section 5, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

         (b) All determinations required to be made under this Section 5 shall be made by the Company's independent public accountants (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the employee. Any such determination by the Accounting Firm shall be binding upon the Company and the employee.

         (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder it is possible that Policy Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Policy Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the employee which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the employee shall be treated for all purposes as a loan ab initio to the employee which the employee shall repay to the Company together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the employee is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

6.       Amendment and Termination
         -------------------------

         (a) This Policy shall be effective until December 31, 1994 and shall continue in effect thereafter unless the Board of Directors of the Company shall vote to terminate or modify this Policy, provided, however, that if a Change in Control shall have occurred prior to December 31, 1994 (or such later date that this Policy is in effect because no action has been taken by the Board of Directors to terminate this Policy), this Policy shall remain in effect for a period of not less than 18 months after the date of such Change of Control and all obligations of the Company arising under this Policy as a result of any termination during such 18-month period shall survive until such obligations are fully performed.


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         (b) Notwithstanding the foregoing, this Policy and the benefits described herein may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that following a Change in Control this Policy may not be terminated or amended in any manner materially adverse to then covered employees without the written consent of a majority of the covered employees actively employed by the Company and covered by this Policy both immediately prior to the Change in Control and at the date of such amendment.

7.       No Mitigation
         -------------

         An employee shall not be required to mitigate the amount of any payment provided for in this Policy by seeking other employment or otherwise and shall not be required to offset against such payment any payments he or she may receive from further employment.

8.       No Fiduciary or Employment Relationship
         ---------------------------------------

         Nothing contained in this Policy and no action taken pursuant to the provisions of this Policy shall create or be construed to create a trust of any kind or fiduciary relationship or contract for employment between the Company and any employee, and nothing in this Policy shall affect the right of the Company to terminate the employment of any employee for any reason whatsoever.

9.       Notice
         ------

         For the purpose of this Policy, notices and all other communications provided for in the Policy shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by United States registered mail, return receipt requested, postage prepaid.

10.      Withholding
         -----------

         Any payment provided for hereunder shall be paid net of any applicable withholding required under foreign, federal, state or local law.

11.      Governing Law
         -------------

         All questions pertaining to the construction, regulation, and validity and effect of the provisions of this Policy shall be determined in accordance with the laws of the Commonwealth of Massachusetts without regard for the conflict of law principles thereof.

12.      Conflict with Surplus (Reduction in Work Force) Policy
         ------------------------------------------------------

         Any payments made to a covered employee under this Policy shall be in lieu of, and not in addition to, any payments to such employee under the Company's Surplus (Reduction in Work Force) Policy.




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